THOMPSON BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK WASHINGTON, D.C.

         HINE

December 2, 2005

Rock Canyon Advisory Group, Inc.

1384 West State Road

Pleasant Grove, UT 84062

Re:  Rock Canyon Funds, File Nos. 811-21256 and 333-101319

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Rock Canyon Fund’s Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/THOMPSON HINE LLP

DSM/JMS